UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2018

Image Sensing Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-26056	41-1519168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota		55104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (651) 603-7700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Section 5 – Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)   On May 1, 2018, Image Sensing Systems, Inc. (the “Company”) held its 2018 Annual Meeting of Shareholders. Of the 5,210,448 shares of the Company’s common stock outstanding and entitled to vote, 4,542,656 shares, or 87%, were represented at the meeting.

(b)   During the annual meeting, the Company's shareholders voted on the following matters:

Proposal 1. Election of Directors	Votes For	Votes Withheld	Broker Non-Votes
Andrew T. Berger	2,727,274	275,076	1,540,306
James W. Bracke	2,403,430	598,920	1,540,306
Geoffrey C. Davis	2,488,645	513,705	1,540,306
Paul F. Lidsky	2,782,243	220,107	1,540,306

Proposal 2.  Ratify the appointment of Boulay PLLP as the Company's independent registered public accounting firm for 2018.

Votes For	Votes Against	Abstain
4,326,997	5,712	209,947

Proposal 3. Advisory vote to approve the compensation of the Company's named executive officers.

      Votes For                 Votes Against                      Abstain                     Broker Non-Votes

     2,724,548                       34,868                            242,934                          1,540,306

Proposal 4. Approve the adoption of an amendment to the Company's Section 382 rights agreement designed to preserve the Company's net operating loss carry forwards and other tax benefits.

       Votes For                   Votes Against                   Abstain                    Broker Non-Votes

     2,662,639                      123,552                         216,159                           1,540,306

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Sensing Systems, Inc.

Date:  May 3, 2018

By /s/	Todd C. Slawson
Todd C. Slawson
Interim Chief Financial Officer
(Interim Principal Financial Officer
And Interim Principal Accounting Officer)

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